Contact:  Walter H. Hasselbring, III
                 (815) 432-2476

IF BANCORP, INC. ANNOUNCES RESULTS FOR THIRD QUARTER

OF FISCAL YEAR 2013

IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association  (the “Association”), announced net income of $924,000, or $.22 per basic and diluted share for the three months ended March 31, 2013, compared to $848,000 for the three months ended March 31, 2012.

For the three months ended March 31, 2013, net interest income was $3.6 million compared to $3.6 million for the three months ended March 31, 2012.  The provision for loan losses decreased to $45,000 for the three months ended March 31, 2013, from $393,000 for the three months ended March 31, 2012.  Interest income decreased to $4.4 million for the three months ended March 31, 2013, from $4.5 million for the three months ended March 31, 2012.  Interest expense decreased to $755,000 for the three months ended March 31, 2013, from $921,000 for the three months ended March 31, 2012.  Non-interest income decreased to $931,000 for the three months ended March 31, 2013, from $959,000 for the three months ended March 31, 2012.  Non-interest expense increased to $3.1 million for the three months ended March 31, 2013, from $2.8 million for the three months ended March 31, 2012.  For the three months ended March 31, 2013, income tax expense totaled $518,000 compared to $478,000 for the three months ended March 31, 2012.

For the nine months ended March 31, 2013, net interest income was $10.8 million compared to $10.5 million for the nine months ended March 31, 2012.  The provision for loan losses decreased to $552,000 for the nine months ended March 31, 2013, from $727,000 for the nine months ended March 31, 2012.  Interest income decreased to $13.1 million for the nine months ended March 31, 2013, from $13.5 million for the nine months ended March 31, 2012.  Interest expense decreased to $2.3 million for the nine months ended March 31, 2013, from $2.9 million for the nine months ended March 31, 2012.  Non-interest income increased to $3.4 million for the nine months ended March 31, 2013, from $2.8 million for the nine months ended March 31, 2012.  Non-interest expense decreased to $9.3 million for the nine months ended March 31, 2013, from $12.0 million for the nine months ended March 31, 2012.  This decrease was primarily due to a contribution to our newly established charitable foundation, Iroquois Federal Foundation, Inc., of cash and stock valued at $3.6 million during the nine months ended March 31, 2012.  For the nine months ended March 31, 2013, income tax expense totaled $1.5 million compared to $138,000 for the nine months ended March 31, 2012.

Total assets at March 31, 2013 were $549.3 million compared to $511.3 at June 30, 2012.  Cash and cash equivalents increased to $13.4 million at March 31, 2013, from $8.2 million at June 30, 2012.   Investment securities decreased to $222.9 million at March 31, 2013, from $223.3 million at June 30, 2012.  Net loans receivable increased to $290.6 million at March 31, 2013, from $258.9 million at June 30, 2012.  Deposits increased to $371.1 million at March 31, 2013, from $344.5 million at June 30, 2012.  Total borrowings, including repurchase agreements, increased to $87.7 million at March 31, 2013 from $75.0 million at June 30, 2012.  Stockholders’ equity decreased to $85.2 million at March 31, 2013 from $86.6 million at June 30, 2012.  Stockholders’ equity decreased due to the repurchase of 214,035 shares of common stock at an aggregate cost of approximately $2.9 million and a decrease in unrealized gains on securities available for sale of $1.5 million, partially offset by a net income of $2.8 million.

IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from four full-service banking offices located in Watseka, Danville, Clifton, and Hoopeston, Illinois and a loan production and wealth management office in Osage Beach, Missouri.  The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation (“L.C.I.”), is the sale of property and casualty insurance.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

           The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

 Selected Income Statement Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2013	2012	2013	2012
Interest income	$4,395	$4,495	$13,111	$13,484
Interest expense	755	921	2,341	2,940
Net interest income	3,640	3,574	10,770	10,544
Provision for loan losses	45	393	552	727
Net interest income after provision for loan losses	3,595	3,181	10,218	9,817
Non-interest income	931	959	3,395	2,794
Non-interest expense	3,084	2,814	9,322	11,976
Income before taxes	1,442	1,326	4,291	635
Income tax expense	518	478	1,525	138

Net income	$924	$848	$2,766	$497

Earnings per share – basic and diluted (1)	$0.22	$0.19	$0.64	$0.11
Weighted average shares outstanding – basic and diluted (1)	4,260,859	4,438,382	4,352,148	4,435,977

			footnotes on following page

Performance Ratios

	At March 31, 2013	At June 30, 2012

Return on average assets	0.70%	0.28%
Return on average equity	4.29%	1.66%
Net interest margin on average interest earning assets	2.86%	3.04%

Selected Balance Sheet Data

(Dollars in thousands, except per share data)

At March 31, 2013		At June 30, 2012
Assets	$549,316	$511,330
Cash and cash equivalents	13,404	8,193
Investment securities	222,901	223,306
Net loans receivable	290,571	258,910
Deposits	371,065	344,485
Federal Home Loan Bank borrowings and repurchase agreements	87,665	75,000
Total stockholders’ equity	85,157	86,649
Book value per share (2)	18.52	18.01
Average stockholders’ equity to average total assets	16.25%	17.09%

Asset Quality

(Dollars in thousands)

At March 31, 2013		At June 30, 2012
Non-performing assets (3)	$7,626	$6,622
Allowance for loan losses	3,986	3,531
Non-performing assets to total assets	1.39%	1.30%
Allowance for losses to total loans	1.35%	1.34%

(1)	Shares outstanding do not include ESOP shares not committed for release.
(2)	Total stockholders’ equity divided by shares outstanding of 4,597,220 at March 31, 2013, and 4,811,255 at June 30, 2012.
(3)	Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.